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                                                                    EXHIBIT 23.6


                       [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                        Consent Of KPMG Peat Marwick LLP

The Board of Directors
USA Networks, Inc.


We consent to the use of our report dated February 24, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                                           /s/ KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP


New York, New York
May 15, 1998